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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        As independent certified public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this Registration Statement.

/s/ HEIN & ASSOCIATES LLP

Dallas, Texas
July 23, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM